Exhibit (g)(2)

APPENDIX A
To SSB Master Custodian Agreement dated November 17, 2008
(Effective as of March 1, 2011)

Cash Account Trust
Government & Agency Securities Portfolio
Money Market Portfolio
Tax-Exempt Portfolio

Cash Management Portfolio

Cash Reserve Fund, Inc.
Prime Series

DWS Advisor Funds
DWS Lifecycle Long Range Fund
DWS RREEF Real Estate Securities Fund
NY Tax Free Money Fund
Tax Free Money Fund Investment

DWS Communications Fund, Inc.

DWS Equity 500 Index Portfolio

DWS Equity Trust
DWS Alternative Asset Allocation Plus Fund
DWS Disciplined Market Neutral Fund
DWS Select Alternative Allocation Fund

DWS High Income Opportunities Fund, Inc.

DWS High Income Trust

DWS Income Trust
DWS Core Fixed Income Fund
DWS Global Inflation Plus Fund
DWS GNMA Fund
DWS High Income Fund
DWS High Income Plus Fund
DWS Short Duration Fund
DWS Short Duration Plus Fund
DWS Strategic Government Securities Fund
DWS Strategic Income Fund

DWS Institutional Funds
Cash Management Fund
Cash Reserves Fund Institutional
Daily Assets Fund Institutional
DWS EAFE Equity Index Fund
DWS Equity 500 Index Fund
DWS U.S. Bond Index Fund

DWS Investment Trust
DWS Blue Chip Fund
DWS Capital Growth Fund
DWS Growth & Income Fund
DWS Large Cap Focus Growth Fund
DWS Mid Cap Growth Fund
DWS S&P 500 Index Fund
DWS Small Cap Core Fund
DWS Small Cap Growth Fund

DWS Investments VIT Funds
DWS Equity 500 Index VIP
DWS Small Cap Index VIP

DWS Market Trust
DWS Balanced Fund

DWS Money Funds
DWS Money Market Prime Series

DWS Money Market Trust
DWS Money Market Series

DWS Multi-Market Income Trust

DWS Municipal Income Trust

DWS Municpal Trust
DWS Managed Municipal Bond Fund
DWS Short-Term Municipal Bond Fund
DWS Strategic High Yield Tax-Free Fund

DWS Portfolio Trust
DWS Core Plus Income Fund
DWS Floating Rate Plus Fund

DWS RREEF Real Estate Fund, Inc.

DWS RREEF Real Estate Fund II, Inc.

DWS Securities Trust
DWS Health Care Fund
DWS Technology Fund

DWS State Tax-Free Income Series
DWS California Tax-Free Income Fund
DWS New York Tax-Free Income Fund

DWS State Tax Free Trust
DWS Massachusetts Tax-Free Fund

DWS Strategic Income Trust

DWS Strategic Municipal Income Trust

DWS Target Date Series
DWS LifeCompass Retirement Fund
DWS LifeCompass 2015 Fund
DWS LifeCompass 2020 Fund
DWS LifeCompass 2030 Fund
DWS LifeCompass 2040 Fund

DWS Target Fund
DWS Target 2011 Fund
DWS Target 2012 Fund
DWS Target 2013 Fund
DWS Target 2014 Fund

DWS Tax Free Trust
DWS Intermediate Tax/AMT Free Fund

DWS Value Equity Trust
DWS S&P 500 Plus Fund

DWS Value Series, Inc.
DWS Dreman Mid Cap Value Fund
DWS Dreman Small Cap Value Fund
DWS Large Cap Value Fund
DWS Strategic Value Fund

DWS Variable Series I
DWS Bond VIP
DWS Capital Growth VIP
DWS Growth & Income VIP
DWS Health Care VIP

DWS Variable Series II
DWS Alternative Asset Allocation Plus VIP
DWS Balanced VIP
DWS Blue Chip VIP
DWS Core Fixed Income VIP
DWS Dreman Small Mid Cap Value VIP
DWS Government & Agency Securities VIP
DWS High Income VIP
DWS Large Cap Value VIP
DWS Mid Cap Growth VIP
DWS Money Market VIP
DWS Small Cap Growth VIP
DWS Strategic Income VIP
DWS Strategic Value VIP
DWS Technology VIP
DWS Turner Mid Cap Growth VIP

Investors Cash Trust
Central Cash Management Fund
DWS Variable NAV Money Fund
Treasury Portfolio

Tax-Exempt California Money Market Fund